UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35587	27-2249687
(state or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by TESARO, Inc., a Delaware corporation (the “Company”), on December 3, 2018, the Company entered into an Agreement and Plan of Merger, dated December 3, 2018 (the “Merger Agreement”), with GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales (“Parent”), and Parent’s indirect wholly-owned subsidiary, Adriatic Acquisition Corporation, a Delaware corporation (“Purchaser”).  Pursuant to the Merger Agreement, on December 14, 2018, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (“Shares”), for $75.00 per Share (the “Offer Price”), net to the holder in cash, without interest, subject to any withholding taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 14, 2018 (as amended or supplemented), and the related Letter of Transmittal.

The Offer, as extended, expired at 6:00 P.M., Eastern Time, on January 18, 2019 (the “Expiration Time”). The number of Shares tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied or waived, Purchaser, on January 22, 2019, accepted for payment all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and made payment for such Shares. As a result of its acceptance of, and payment for, the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to complete the merger of Purchaser with and into the Company (the “Merger”) on January 22, 2019 (the “Effective Time”).

On January 22, 2019, in connection with the completion of the Merger, the Company and U.S. Bank National Association (the “Trustee”) entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated as of September 29, 2014 (the “Base Indenture”), between the Company and the Trustee, and supplemented by the First Supplemental Indenture, dated as of September 29, 2014, between the Company and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture and the Second Supplemental Indenture, the “Indenture”), relating to the Company’s 3.00% Convertible Senior Notes due 2021 (the “Notes”).

The Second Supplemental Indenture reflects that, from and after the Effective Time, the right of the holders of the Notes to convert each $1,000 principal amount of the Notes shall be changed to a right to convert such principal amount of Notes into cash in an amount initially equal to (x) the Conversion Rate in effect immediately prior to the Merger (as increased by Section 4.06 of the Indenture), multiplied by (y) the Merger Consideration.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Second Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02                                           Termination of a Material Definitive Agreement.

On January 23, 2019, in connection with the consummation of the Merger, the Company repaid all obligations outstanding under its Loan Agreement, dated as of November 21, 2017, by and among the Company, its wholly owned subsidiary TESARO Securities Corporation, BioPharma Credit PLC, as collateral agent, and the lenders party thereto (the “Lenders”) (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), and all agreements related thereto have been terminated and all necessary filings will be completed in accordance with the terms of the Loan Agreement. As a result of the early termination of the Loan Agreement, the Company was required to pay, in addition to the outstanding principal and interest, certain prepayment premiums and make-whole payments to the Lenders. The foregoing is only a description of the Loan Agreement and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K, filed on February 28, 2018 and is incorporated herein by reference.

Item 2.04                                           Triggering Events That Accelerated or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The consummation of the Offer constitutes a Fundamental Change and the consummation of the Merger constitutes a Make-Whole Adjustment Event under the First Supplemental Indenture.

Pursuant to the First Supplemental Indenture, each holder of Notes has the option, subject to certain conditions, to require the Company to repurchase for cash all or any portion of such holder’s Notes that is equal to $1,000, or an integral multiple of $1,000 in excess thereof, on February 22, 2019 (the “Fundamental Change Purchase Date”). The Company will repurchase such Notes validly tendered and not withdrawn prior to 5:00 P.M. New York City time on February 21, 2019 at a price (the “Fundamental Change Purchase Price”) equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date. The Fundamental Change Purchase Price, including accrued interest, is $1,011.75 per $1,000 principal amount of Notes validly surrendered for repurchase and not validly withdrawn.

In addition, pursuant to the respective terms and conditions of the First Supplemental Indenture, the Notes are currently convertible at the option of the holders thereof. Pursuant to the terms and conditions of the First Supplemental Indenture, if any holder elects to convert Notes at any time from January 22, 2019 until 5:00 P.M. New York City time on February 21, 2019 (such period, the “Make-Whole Adjustment Period”), the applicable Conversion Rate (as defined in the First Supplemental Indenture) will be increased to 29.4495 per $1,000 principal amount of the Notes properly converted during the Make-Whole Adjustment Period.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04. In addition, the information contained in Item 8.01 of this Current Report on Form 8-K and the press release filed as Exhibit 99.1 is incorporated by reference.

Item 8.01                                           Other Events.

On January 24, 2019, the Company issued a press release relating to the occurrence of a Fundamental Change, a Make-Whole Adjustment Event, and entry into the Second Supplemental Indenture in connection with the Notes. The press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of January 22, 2019, by and between the Company and the Trustee.
99.1	Press Release dated January 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Jerald Korn
Jerald Korn
Senior Vice President and Assistant Secretary

Dated: January 24, 2019